Exhibit 4.1

Subscription Agreement for

MogulREIT I, LLC

a Delaware limited liability company

This is a Subscription for Common Shares of

MogulREIT I, LLC

MOGULREIT I, LLC INVESTOR QUESTIONNAIRE

In connection with subscribing for the common shares (the “Common Shares”) in MogulREIT I, LLC (the “Company”), a Delaware limited liability company, please complete the following Investor Questionnaire.  RM Adviser, LLC, a Delaware limited liability company (the “Manager”), is the investment adviser of the Company.  The Company will invest substantially all of its assets (after paying or reimbursing organization and offering expenses) in commercial real estate-related debt securities, equity securities and other real estate-related assets.  The potential investor in the Common Shares shall be referred to in this Agreement as the “Subscriber.”  Defined terms used herein and not defined shall have the meaning set forth in the terms and conditions of the limited liability company agreement of the Company, as amended from time to time (the “Operating Agreement”).

The Investor Questionnaire and the Subscription Agreement are collectively referred to as the “Agreement.”  If the Investor Questionnaire indicates that any Subscriber’s response to a question requires further information, such Subscriber should contact the Manager as soon as possible. Subscribers must complete and return all other additional required documentation, including an IRS Form W-9.

1.            U.S. Person Status.  Please check the applicable box.

☐  a.         I am a United States citizen or resident.

☐  b.         I am a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States.

If you are not a United States person, please click here.

2.            Accredited Investor or Qualified Purchaser Status.

To invest in this offering, you must either be an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or you must be a “qualified purchaser,” within the meaning of Regulation A of the Securities Act.

Accredited Investor Status.  I am an “accredited investor,” within the meaning of Rule 501(a) under the Securities Act, based on the fact that (check all that apply):

☐  a.         I am a natural person who has a net worth,1 either individually or on a joint basis with my spouse, of at least $1,000,000.

1   For purposes of this paragraph, “net worth” must be calculated as set forth in Rule 501(a) under the Securities Act of 1933, as amended.  In general, “net worth” means the excess of total assets at fair market value over total liabilities.  For the purposes of determining “net worth,” the primary residence owned by an individual shall be excluded as an asset.  Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that:  (1) such liabilities exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of the Common Shares (other than as a result of the acquisition of the primary residence).

☐  b.         I am a natural person who has had individual income in excess of $200,000 for each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years, and I have a reasonable expectation of reaching the same income level in the current year.

☐  c.         I am a director, executive officer or equivalent of the Company or the Manager.

☐  d.         I am a trust, with total assets in excess of US$5,000,000, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act, and I will not hold more than 40% of the total value of my assets in the Common Shares after such purchase of the Common Shares.

☐  e.         I am a corporation, California, Delaware or similar business trust, or partnership, with total assets in excess of US$5,000,000, and I will not hold more than 40% of the total value of my assets in the Common Shares after such purchase of the Common Shares.

☐  f.          I am a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended.

☐  g.         I am a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐  h.         I am a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

☐  i.          I am an insurance company as defined in Section 2(13) of the Securities Act.

☐  j.          I am an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐  k.         I am a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

☐  l.          I am an entity in which all of the equity owners are “accredited investors.”  (Please contact the Manager before submitting this Agreement.)

☐  m.        I am not an “accredited investor.”

Qualified Purchaser Status. If you are not an “accredited investor,” you are a “qualified purchaser,” as defined in Regulation A of the Securities Act, based on the fact that (check the below box that applies):

☐ a.   I am a natural person. Note: You may not invest more than the greater of either 10% of my net worth2 or 10% of my annual income3.

2  For purposes of this paragraph, “net worth” must be calculated as set forth in Rule 501(a) under the Securities Act of 1933, as amended.  In general, “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth,” the primary residence owned by an individual shall be excluded as an asset. Any liabilities secured by the primary residence should be included in total liabilities only if and to the extent that: (1) such liabilities exceed the fair market value of

☐  b. I am not a natural person.  Note: You may not invest more than the greater of the following, as calculated for the most recently completed fiscal year end:

(a) 10% of my revenue; or

(b) 10% of my net assets.

If you are neither an accredited investor nor a qualified purchaser, please click here.

3.            ERISA.4

Please check the box if you are (i) an “employee benefit plan” within the meaning of ERISA (whether or not subject to ERISA), (ii) a “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), or (iii) investing the assets of any such “employee benefit plan” or “plan.” ☐

4.            Review of Investment Information.

☐ The Subscriber acknowledges and agrees that it has received, and that it should read and carefully review, the following documents (collectively, the “Investment Information”) in connection with submitting this Investor Questionnaire:

a.             The Offering Circular (“Offering Circular”) for the Company;

b.            The Operating Agreement;

c.             the terms of use for the website operated by RM Technologies, LLC (“Terms of Use”), an affiliated entity of the Company;

d.            The privacy notice for the Company and its affiliates (“Privacy Notice”); and

e.             This Agreement which sets forth the terms governing my investment in the Company, and sets forth certain representations I am making in connection with my investment in the Company.

5.            Subscriber Information.

Name of Subscriber: First Name: Middle Initial: Last Name:	Entity Name:

the residence; or (2) such liabilities were incurred within 60 days before the sale of the Common Shares (other than as a result of the acquisition of the primary residence).

3  For purposes of this paragraph, “annual income” must be calculated as set forth in Rule 501(a) under the Securities Act of 1933, as amended, which requires natural persons to consider their income in the two most recent years and a reasonable expectation of income for the current year.

4  All investments by employee benefit plan investors will be less than 25% of the value of all equity interests in the company.

Indicate if Subscriber is: ☐ S Corporation ☐ Grantor Trust ☐ Limited Partnership ☐ Limited Liability Company ☐ Estate	☐ C Corporation ☐ General Partnership ☐ Limited Liability Partnership ☐ Natural Person ☐ Other
Mailing Address: Address – Line 1: Address – Line 2: City: State: Zip Code:
Telephone Number:
Facsimile Number (optional):
E-Mail Address:
Social Security Number or Tax Identification Number:
☐ This is a Joint Account Name of Joint Account Holder: First Name: Middle Initial: Last Name: Social Security Number of Joint Account Holder:
Electronic Transfer Instructions if Subscription Accepted:

Bank Name:______________________________________
ABA Routing Number:_____________________________
Account Name:___________________________________
Account Number:_________________________________
FFC Name:______________________________________
FFC Account Number:_____________________________

If this Subscription is accepted, distributions made to Subscriber may be wired to:

Bank Name:______________________________________
ABA Routing Number:_____________________________
Account Name:___________________________________
Account Number:_________________________________
FFC Name:______________________________________
FFC Account Number:_____________________________

☐       I represent and warrant to the Company and the Manager that the answers provided in this Investor Questionnaire are current, true, correct and complete and may be relied upon by the Company and the Manager and their respective affiliates in evaluating my eligibility as a Subscriber and determining whether to accept this Agreement.  I will notify the Manager of any change to the information provided in this Investor Questionnaire promptly, but in any event within thirty days of such change.

☐       I agree to be bound by any affirmation, assent or agreement that I transmit to or through this website by computer or other electronic device, including internet, telephonic and wireless devices, including, but not limited to, any consent I give to receive communications from the Company or any of its affiliates solely through electronic transmission.  I agree that when I click on an “I Agree,” “I Consent” or other similarly worded button or entry field with my mouse, keystroke or other device, my agreement or consent will be legally binding and enforceable against me and will be the legal equivalent of my handwritten signature on an agreement that is printed on paper.  I agree that the Company; RM Adviser, LLC; Realty Mogul Sponsor, LLC; Realty Mogul, Co.; Mogul Securities, LLC; North Capital Private Securities Corp. and any of their affiliates will send me electronic copies of any and all communications associated with my investment in the Company, as provided in Section 11 of the Subscription Agreement.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) applies to the initial and each subsequent investment in MogulREIT I, LLC (the “Company”) and is made and entered into by and between the undersigned (the “Subscriber”) and the Company.  Subject to the terms and conditions provided herein, and to the terms of the other Subscriber Agreements, as defined below, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain common shares (the “Common Shares”), as set forth in Section 1, offered pursuant to that certain Offering Circular of the Company in effect as of the date hereof (the “Offering Circular”).  Defined terms used herein and not defined shall have the meaning set forth in the terms and conditions of the limited liability company agreement of the Company, as amended from time to time (the “Operating Agreement”).

A.         RM Adviser, LLC is the manager to the Company, and will be referred to in this Agreement as the “Manager.”

B.          The offering of Common Shares is described in the Offering Circular that is available through the online website platform www.realtymogul.com (the “Site”), which is owned and operated by RM Technologies, LLC, an affiliated entity of the Company, as well as on the Securities and Exchange Commission’s (“SEC”) EDGAR website.  It is the responsibility of the Subscriber to read the Offering Circular and all other Investment Information.  While these documents are subject to change, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing this Agreement electronically, Subscriber agrees to be bound by the terms of the Subscriber Agreements, as defined below, with respect to Subscriber’s investment in the Company, and Subscriber agrees that by signing this Agreement electronically, Subscriber is also deemed to have signed each of the remaining Subscriber Agreements, consents to the Company’s Privacy Notice, and agrees to transact business with the Company and to receive communications relating to the Common Shares electronically.

C.          The Subscriber hereby represents that he, she or it is: (i) a United States citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States; and (ii) is either (1) an “accredited investor,” as that term is defined under Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or (2) is a “qualified purchaser,” as that term is defined under Regulation A under the Securities Act.

D.         The Subscriber hereby agrees that each time the Subscriber invests assets in the Company, the Subscriber will be deemed to have entered into this Agreement, with such amendments as may have been adopted through such date, and will be deemed to have made each representation, warranty and covenant contained in this Agreement.  The Subscriber agrees the Subscriber is responsible for reviewing the most recent version of the Agreement, as will be available on the page of the Site detailing the investment opportunity in the Company, prior to each investment the Subscriber makes in the Company.

E.           Notwithstanding anything in the Agreement to the contrary, Subscribers’ funds will remain at the Subscribers’ bank/financial institution and Subscribers will not be admitted as shareholders until the Manager has approved their investments in the Company.  Funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after our Manager has verified that an investor meets the applicable investment requirements, as set forth in the Offering Circular.

Subscription Agreement

F.            Except as the context otherwise requires, any reference in this Agreement to:

1.            “Investment Information” shall mean collectively:

a.                                     The Subscriber Agreements;

b.                                    The Offering Circular; and

c.                                     The privacy notice for the Company and its affiliates (the “Privacy Notice”).

2.            “Realty Mogul Parties” shall mean MogulREIT I, LLC, its Manager, and any of their affiliates, and each of their respective directors, managers, officers, shareholders, members, employees or agents;

3.            “Subscriber” shall mean the natural person (whether individually or jointly with another person) or entity subscribing for an investment in the Company and who has agreed to invest in the Company.

4.            “Subscriber Agreements” shall mean collectively:

a.          The Operating Agreement;

b.          The questions and responses provided by the Subscriber in the course of completing the “invest flow” process, including without limitation the account information questionnaire, on the Site (the “Investor Questionnaire”);

c.          The terms of use for the website operated by RM Technologies, LLC (the “Terms of Use”); and

d.          This Agreement, which sets forth the terms governing an investment in the Company, and sets forth certain representations made in connection with an investment in the Company.

SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

1.            Subscription for and Purchase of the Common Shares.

1.1.            Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth in the Investor Questionnaire.

1.2.            The Subscriber must initially purchase at least the minimum number of Common Shares established by the Company pursuant to the process specified in the Offering Circular.  If the Subscriber has satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10 (or the then current net asset value of the Company’s Common Shares).

1.3.            Once a Subscriber makes a commitment to purchase Common Shares, the commitment is irrevocable until the Common Shares are issued, the Purchase is rejected by the Manager, or the Manager otherwise determines not to consummate the transaction.

Subscription Agreement

1.4.            The Company or the Manager, acting on behalf of the Company, has the right to reject this Agreement in whole or in part for any reason.  Once the Agreement is accepted by the Manager, the Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5.            The Subscriber understands that the Purchase Price is payable upon the Manager’s acceptance of this Agreement.

1.6.            If this Agreement is accepted by the Company, the Subscriber agrees to comply fully with the terms of the Subscriber Agreements.  The Subscriber further agrees to execute any other necessary documents or instruments in connection with this subscription and the Subscriber’s purchase of the Common Shares.

1.7.            If this Agreement is accepted by the Company, the Subscriber hereby authorizes the Manager to withdraw the Subscriber’s funds from the Subscriber’s account at the institution provided by the Subscriber on the Investor Questionnaire using an electronic fund transfer through the Automated Clearing House.

1.8.            If, after the Agreement is accepted by the Company, the execution of the Purchase fails for any reason, including but not limited to failure with an Automated Clearing House electronic funds transfer from the Subscriber’s bank account listed on the Investor Questionnaire, the Company has the right to require the Subscriber to provide the Manager an amount of funds equal to the Purchase Price.

1.9.            In the event that this Agreement is rejected in full or the offering is terminated, any payment made by the Subscriber to the Company for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate.  To the extent that this Agreement is rejected in part, the Manager shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this subscription, which shall terminate.

1.10.    In the event that Subscriber is making a subsequent investment in the Company, Subscriber hereby represents and warrants that any information previously provided on Subscriber’s most recently submitted Investor Questionnaire remains accurate and complete and agrees to update the Manager in the event that any information requested on the Investor Questionnaire becomes inaccurate or incomplete.

1.11  The Subscriber and the Company understand and agree that the Common Shares subscribed for hereunder have been duly authorized by the Company and, upon issuance and delivery against payment therefor in accordance with the Operating Agreement and this Agreement, such Common Shares will be validly issued, fully paid and nonassessable.

2.            Subscriber’s Review of Information and Investment Decision.

2.1.            The Subscriber acknowledges and understands that it is solely the Subscriber’s responsibility to read the Investment Information and make a determination to invest in the Company.   The Subscriber and/or the Subscriber’s advisers, who are not affiliated with and not compensated directly or indirectly by any of the Realty Mogul Parties, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

Subscription Agreement

2.2.            The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature other than the Investment Information, and is making this investment decision solely in reliance upon the information contained in the Investment Information and upon any investigation made by the Subscriber or Subscriber’s advisers, but not on any recommendation to invest in the Company by any Realty Mogul Party.

2.3.            The Subscriber’s investment in the Company is consistent with the investment purposes, objectives and cash flow requirements of the Subscriber.

2.4.            The Subscriber understands that the Common Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares.  The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

2.5.            The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Manager believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

2.6.            At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Manager, any other Realty Mogul Party, or any other person that:

2.6.1.    a percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

2.6.2.    the past performance or experience of any other investment sponsored by any Realty Mogul Party in any way indicates the predictable or probable results of the ownership of the Common Shares or the overall venture.

2.7.            The Subscriber represents and agrees that none of the Realty Mogul Parties have recommended or suggested an investment in the Company to the Subscriber.

3.            Subscriber’s Representations Related to an Investment in the Company.

3.1.            The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted.  The Subscriber, if a natural person, is eighteen years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America.  The principal place of business or principal residence of the Subscriber is as shown in the Investor Questionnaire.

3.2.            The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby.  The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby.  This Agreement, assuming the due execution and delivery hereof by the Manager, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

Subscription Agreement

3.3.            The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof.  The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.4.            The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber.  The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.5.            The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time.  The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.6.            Neither (i) the Subscriber, (ii) any of its directors, executive officers, other officers that may serve as director or officer of any company in which it invests, general partners or managing partners, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Subscriber is subject to any Disqualifying Event1 except for Disqualifying Events covered by Rule 506(d)(2)(ii) or (iii) or

1  “Disqualifying Event” means the following:

(1)                                  within the past ten years, conviction of a felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(2)                                  was the subject to an order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filings with the SEC; or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(3)                                  the subject of a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) bars the Subscriber from (a) association with an entity regulated by such commission, authority, agency, or officer, (b) engaging in the business of securities, insurance or banking or (c) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

(4)                                  subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 that (i) suspends the Subscriber’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the Subscriber’s activities, functions or

Subscription Agreement

(d)(3) under the Securities Act and disclosed reasonably in advance of the Purchase in writing in reasonable detail to the Company.

4.            Information Provided by Subscriber.

4.1.            The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to the Company and the Manager regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933 and/or (ii) a “qualified purchaser” as that term is defined in Rule 256 under Regulation A promulgated under the Securities Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Manager accepts this Agreement.  Further, the Subscriber shall immediately notify the Manager of any change in any statement made herein prior to the Subscriber’s receipt of the Manager’s acceptance of this Agreement, including, without limitation, Subscriber’s status as an “accredited investor” and/or a “qualified purchaser.”  The representations and warranties made by the Subscriber may be fully relied upon by the Company, and any other Realty Mogul Party, and by any investigating party relying on them.

4.2.            The Subscriber confirms that all information and documentation provided to the Company and the Manager, including but not limited to all information regarding the Subscriber’s identity and source of funds to be invested in the Company, is true, correct and complete.  The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company and the Manager.  The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

4.3.            The representations, warranties, agreement, undertakings and acknowledgments made by the Subscriber in this Agreement will be relied upon by the Realty Mogul Parties and counsel to the Manager in determining, among other things, whether to admit the Subscriber to invest in the Company.  The representations, warranties, agreements, undertakings and acknowledgments made by the Subscriber in this Agreement shall survive the Subscriber’s admission to invest in the Company.  The Subscriber agrees to notify the Manager operations of, or imposes civil money penalties on the Subscriber; or (iii) bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock;

(5)                                  subject to any order of SEC entered within the prior five years that orders the Subscriber to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

(6)                                  suspension or expulsion from membership in, or suspension or bar from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)                                  having filed (as a registrant or issuer), or named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; and

(8)                                  was subject to a United States Postal Services (“USPS”) false representation order entered within the previous five years, or currently is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the USPS to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Subscription Agreement

immediately if any of the Subscriber’s representations, warranties and covenants contained in this Agreement become untrue or incomplete in any respect.

4.4.            The Realty Mogul Parties may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons of the Subscriber.

4.5.            The Subscriber acknowledges and asserts that, should Subscriber enter into an automatic investment plan with the Company whereby reoccurring payments are automatically withdrawn from Subscriber’s account at regularly scheduled intervals of time towards an investment in additional purchases of Common Shares, Subscriber will monitor and will immediately notify the Manager in advance in the event that a regularly scheduled payment would cause Subscriber to exceed applicable “qualified purchaser” limits, as set forth in Regulation A of the Securities Act.  The Company may send electronic notifications in advance of each regularly scheduled payment; however, the Subscriber hereby agrees that it will not rely on such electronic notifications as a reminder of Subscriber’s obligation to monitor and notify the Manager in advance should a regularly scheduled payment cause Subscriber to exceed its applicable “qualified purchaser” limitations.

5.            Rights to Use Subscriber Information.

5.1.            The Subscriber agrees and consents that the Realty Mogul Parties and any administrator appointed from time to time with respect to the Company (the “Administrator”) may obtain, hold, use, disclose and process the Subscriber’s data:

5.1.1.            to facilitate the acceptance, management and administration of the Subscriber’s subscription for Common Shares, and any subsequent subscription agreement by the Subscriber, on an ongoing basis;

5.1.2.            for any other specific purposes where the Subscriber has given specific consent to do so;

5.1.3.            to carry out statistical analysis and market research;

5.1.4.            to comply with legal or regulatory requirements applicable to the Company, the Manager, the Administrator or the Subscriber, including, but not limited to, in connection with anti-money laundering and similar laws;

5.1.5.            for disclosure or transfer to third parties, including the Subscriber’s financial adviser (where appropriate), regulatory bodies, auditors or technology providers to any of the Realty Mogul Parties for the purposes specified above;

5.1.6.            if the contents thereof are relevant to any issue in any action, suit or proceeding to which and of which the Realty Mogul Parties are a party or by which they are or may be bound; and

5.1.7.            for other legitimate business of the Realty Mogul Parties or the Administrator.

5.2.            The Subscriber agrees and consents to disclosure by the Realty Mogul Parties or the Administrator to relevant third parties of information pertaining to the Subscriber in respect of disclosure and compliance policies or information requests related thereto.

Subscription Agreement

5.3.            The Subscriber authorizes the Realty Mogul Parties and any of their agents to disclose the Subscriber’s nonpublic personal information to comply with regulatory and contractual requirements applicable to the Realty Mogul Parties.  Any such disclosure shall, to the fullest extent permitted by law, be permitted notwithstanding any privacy policy or similar restrictions regarding the disclosure of the Subscriber’s nonpublic personal information.

6.            Relationship Between Subscriber and the Realty Mogul Parties.

6.1.            Subscriber acknowledges and agrees that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company.  In connection with the purchase and sale of the Common Shares, neither the Company, the Manager, nor any other Realty Mogul Party is acting as the Subscriber’s agent or fiduciary.  The Realty Mogul Parties assume no advisory or fiduciary responsibility in connection with the Common Shares.  The Realty Mogul Parties have not provided Subscriber with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and Subscriber has consulted its own respective legal, accounting, regulatory and tax advisers to the extent Subscriber deems appropriate.

7.            Transactions Posing Conflicts of Interest.

7.1.            The Subscriber acknowledges and agrees that, pursuant to the terms of the Operating Agreement and as set forth in the Offering Circular, RM Adviser may appoint an independent representative (“Independent Representative”) to review and approve or deny certain transactions including potential transactions with other Realty Mogul Parties that may involve conflicts of interest between the Company’s sponsor, Realty Mogul Sponsor, LLC (the “Sponsor”), RM Adviser or their affiliates, on the one hand, and the Company or one of the Company’s subsidiaries, on the other hand.  Subscriber authorizes RM Adviser to appoint the Independent Representative to represent Subscriber’s interests and review on Subscriber’s behalf any transactions presented to the Independent Representative for its review and to accept or reject any such transactions, as it determines appropriate in its sole discretion.  Subscriber understands that the Independent Representative will be unaffiliated with any Realty Mogul Parties.

7.2.            The Subscriber acknowledges, authorizes and agrees that loans originated by a third-party and acquired by an RM Adviser affiliate or originated by an RM Adviser affiliate during the period prior to the company’s commencement of operations may be purchased by the Company upon commencement of the Company’s operations without the review and approval of an Independent Representative.  Subscriber hereby understands that the purchase of these loans may, pursuant to the terms of the Operating Agreement and as set forth in the Offering Circular, ordinarily require the approval of an Independent Representative; however, Subscriber is hereby consenting to their purchase in place of an Independent Representative and without the opportunity to review the terms of the loans.

8.            The Company’s Relationship with the Administrator.

8.1.            The Company has entered into an agreement with Opus Fund Services, the Administrator, to perform general administrative tasks for the Company.  The fee payable to the Administrator will be based on its standard schedule of fees charged by the Administrator for similar services.  The Administrator will, subject to the overall supervision of the Manager, be responsible for the day-to-day administration of the Company, including the issue and redemption of shares

Subscription Agreement

and the calculation of the Company’s net asset value. The Administrator is responsible for, among other things:

8.1.1.            establishing and maintaining the register of Common Shares of the Company and generally performing all actions related to the issuance and transfer of Common  Shares;

8.1.2.            performing due diligence on prospective investors and ensuring compliance with applicable anti-money laundering laws;

8.1.3.            performing all acts related to the redemption and/or subscription for the Common Shares; and

8.1.4.            performing all other incidental services necessary to its duties under the administration agreement (“Administration Agreement”).

8.2.            The Administrator has delegated certain duties under the Administration Agreement to its affiliate, Opus Fund Services (USA) LLC (the “Sub-Administrator”).  Unless otherwise indicated, references in this Agreement to the Administrator shall include the Sub-Administrator.

8.3.            The Administrator and each of its affiliates, directors, officers, employees, agents or shareholders or any of them is entitled to indemnification from the Company in respect of the execution of the Administrator’s duties under the Administration Agreement except in the case of willful misconduct or gross negligence by the Administrator of its obligations under the Administration Agreement.

8.4.            The Administrator does not provide any investment advisory or management services to the Company and will not be in any way responsible for the Company’s performance.  The Administrator makes no representations or warranties and is not responsible for the accuracy of the Offering Circular.

9.            Regulatory Limitations and Requirements.

9.1.            The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940, as amended.  The Subscriber also understands and agrees that if, at any time, it is determined that the Company meets or could be deemed to meet the definition of an investment company, or is not in compliance with an exemption from registration as an investment company, the Manager may take any corrective action it determines is appropriate, in its sole and absolute discretion, including (without limitation) mandatorily redeeming all or some of the investments made in the Company. The Subscriber understands that although the Manager is registered as an investment adviser with the SEC, the Subscriber is not a client of the Manager based on its investment in the Company.

9.2.            The Investor understands that he or she may be barred from participation in the Company if the Investor is (i) an employee benefit plan that is subject to the fiduciary responsibility standards and prohibited transaction restrictions of part 4 of Title I of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan to which Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) applies, (iii) a private investment fund or other entity whose assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code or (iv) an insurance company, whose general account assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Investor has notified the Manager if it falls into (i) – (iv) of this paragraph.

Subscription Agreement

9.3.            THE SUBSCRIBER REPRESENTS AND WARRANTS THAT IT WILL REVIEW AND CONFIRM THE INFORMATION PROVIDED ON AN INTERNAL REVENUE SERVICE (THE “IRS”) FORM W-9, WHICH WILL BE GENERATED AND PROVIDED TO THE MANAGER VIA THE SITE. THE SUBSCRIBER CERTIFIES THAT THE FORM W-9 INFORMATION CONTAINED IN THE EXECUTED COPY (OR COPIES) OF IRS FORM W-9 (AND ANY ACCOMPANYING REQUIRED DOCUMENTATION), AS APPLICABLE, WHEN SUBMITTED TO THE MANAGER WILL BE TRUE, CORRECT AND COMPLETE.  THE SUBSCRIBER SHALL (I) PROMPTLY INFORM THE MANAGER OF ANY CHANGE IN SUCH INFORMATION, AND (II) FURNISH TO THE MANAGER A NEW PROPERLY COMPLETED AND EXECUTED FORM, CERTIFICATE OR ATTACHMENT, AS APPLICABLE, AS MAY BE REQUIRED UNDER THE INTERNAL REVENUE SERVICE INSTRUCTIONS TO SUCH FORMS FORM W-9, THE CODE OR ANY APPLICABLE TREASURY REGULATIONS OR AS MAY BE REQUESTED FROM TIME TO TIME BY THE MANAGER.

9.4.            The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”).  Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

9.4.1.            None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

9.4.2.            To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or the Manager to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

9.4.3.            When requested by the Manager, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company, the Manager or any other Realty Mogul Party may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person2 to U.S. regulators and law enforcement authorities,

2  For purposes of this Section 9.4:

“Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure;

“Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur;

Subscription Agreement

deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.  The Manager reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company.  In the event of delay or failure by the Subscriber to produce any information required for verification purposes, an investment by the Subscriber may be refused.

9.4.4.            Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

a.                                     a Prohibited Investor;

b.                                    a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

c.                                     a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate;

“Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Fund in connection therewith;

“Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan;

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; and

“Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

Subscription Agreement

d.                                    a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

9.4.5.            The Subscriber hereby agrees to immediately notify the Manager if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 9.4 have become incorrect or if there is any change in the information affecting these representations and covenants.

9.4.6.            The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Manager may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

9.4.7.            The Subscriber acknowledges and agrees that the Manager may “freeze the account” of the Subscriber, including, but not limited to, by suspending distributions from the Company to which the Investor would otherwise be entitled, if necessary to comply with anti-money laundering statutes or regulations.

9.4.8.            The Subscriber acknowledges and agrees that the Manager, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Manager or any other Realty Mogul Party or their agents reasonably determine to be suspicious, or is otherwise required by law.  The Subscriber acknowledges that the Company and the Manager are prohibited by law from disclosing to third parties, including the Subscriber, any filing or the substance of any SARs.

10.    Tax Requirements.

10.1.    The Subscriber acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Code and as set forth in the Operating Agreement, either more than 9.8% in value or in number of the Company’s Common Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive.  The Operating Agreement will include additional restrictions on ownership, including ownership that would result in (i) the Company being “closely held” within the meaning of Section 856(h) of the Code, (ii) the Company failing to qualify as a REIT or (iii) the Company’s shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code).  The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of the Company’s Common Shares cannot cause any other person to violate the foregoing limitations on ownership. The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been

Subscription Agreement

registered under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder.

10.2.    The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company.  The Subscriber acknowledges that Subscriber has received a copy of the Offering Circular including, but not limited to, U.S. Federal Income Tax Considerations, regarding certain tax consequences of investing in the Company, subject to adoption of new laws or regulations or amendments to existing laws or regulations.  The Subscriber acknowledges and agrees that none of the Realty Mogul Parties are providing any warranty or assurance regarding the tax consequences to the Subscriber by reason of the Purchase.

11.    Consent to Electronic Delivery of Notices, Disclosures and Forms.

11.1.    The Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Subscriber’s investment in the Company and the Common Shares (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail.  The Subscriber hereby consents to electronic delivery as described in the preceding sentence.  In so consenting, the Subscriber acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient.  The Subscriber also acknowledges that an e-mail from the Realty Mogul Parties may be accessed by recipients other than the Subscriber and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems.  No Realty Mogul Party gives any warranties in relation to these matters. The Subscriber further understands and agrees to each of the following:

11.1.1.    Other than with respect to tax documents in the case of an election to receive paper versions, none of the Realty Mogul Parties or the Administrator will be under any obligation to provide the Subscriber with paper versions of any Communications.

11.1.2.    Electronic Communications may be provided to the Subscriber via e-mail or a website of a Realty Mogul Party upon written notice of such website’s internet address to such Subscriber.  In order to view and retain the Communications, the Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (PDF) file created by Adobe Acrobat.  Further, the Subscriber must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Realty Mogul Parties or the Administrator.  To print the documents, the Subscriber will need access to a printer compatible with his or her hardware and the required software.

11.1.3.    If these software or hardware requirements change in the future, a Realty Mogul Party will notify the Subscriber through the Site or other written notification.

Subscription Agreement

11.1.4.    To facilitate these services, the Subscriber must provide the Company with his or her current e-mail address and update that information as necessary.  Unless otherwise required by law, the Subscriber will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Subscriber has provided to the Company in writing.

11.1.5.    None of the Realty Mogul Parties or the Administrator will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Subscriber’s e-mail address on file is invalid; the Subscriber’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Subscriber’s computer, browser, internet service or software; or for other reasons beyond the control of the Realty Mogul Parties or the Administrator.

11.2.    Solely with respect to the provision of tax documents by a Realty Mogul Party, the Subscriber agrees to each of the following:

11.2.1.    If the Subscriber does not consent to receive tax documents electronically, a paper copy will be provided.

11.2.2.    The Subscriber’s consent to receive tax documents electronically continues for every tax year of the Company until the Subscriber withdraws its consent by notifying the Manager in writing.

12.    Bankruptcy.

12.1.    In the event that the Subscriber files or enters bankruptcy, insolvency or other similar proceeding, Subscriber agrees to use the best efforts possible to avoid any Realty Mogul Parties being named as a party or otherwise involved in the bankruptcy proceeding.  Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) Subscriber be allowed to return the Common Shares to the Company for a refund or (ii) the Company being mandated or ordered to redeem or withdraw Common Shares held or owned by Subscriber.

13.    Limitations on Damages.

13.1.    IN NO EVENT SHALL THE COMPANY OR ANY OTHER REALTY MOGUL PARTY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

14.    Indemnification.

14.1.    The Subscriber agrees to indemnify and hold harmless the Realty Mogul Parties or any partner, member, officer, employee, agent, affiliate or subsidiary of any of them, and each other person, if any, who controls, is controlled by, or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act, and their respective officers, directors, partners, members, shareholders, owners, employees and

Subscription Agreement

agents (collectively, the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber, in this Agreement or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction or future transactions, or (ii) any action for securities law violations instituted by the Subscriber that is finally resolved by judgment against the Subscriber.

14.2.    The Subscriber also agrees to indemnify each Indemnified Party for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscriber’s misrepresentation or misstatement contained herein, or the assertion of the Subscriber’s lack of proper authorization from the beneficial owner to enter into this Agreement or perform the obligations hereof.

14.3.    The Subscriber agrees to indemnify and hold harmless each Indemnified Party from and against any tax, interest, additions to tax, penalties, attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at a rate determined by the applicable Indemnified Party computed from the date of payment through the date of reimbursement, arising from the failure to withhold and pay over to the IRS or the taxing authority of any other jurisdiction any amounts computed, as required by applicable law, with respect to the income or gains allocated to or amounts distributed to the Subscriber with respect to the Common Shares during the period from the Subscriber ‘s acquisition of the Common Shares.

14.4.    If, for any reason (other than the willful misfeasance or gross negligence of the entity that would otherwise be indemnified), the foregoing indemnification is unavailable to, or is insufficient to hold such Indemnified Party harmless, then the Subscriber shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Subscriber on the one hand and the Indemnified Parties on the other but also the relative fault of the Subscriber and the Indemnified Parties as well as any relevant equitable considerations.

14.5.    The reimbursement, indemnity and contribution obligations of the Subscriber under this Section 14 shall be in addition to any liability that the Subscriber may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties.

14.6.    Notwithstanding the foregoing, nothing contained in this Section 14 or elsewhere in the Agreement shall constitute a waiver by the Subscriber of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

15.    Arbitration.

15.1.    Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 15 (this “Arbitration Provision”).  The arbitration shall be conducted in Los Angeles, CA.  As used in this Arbitration Provision, “Claim” shall include any past,

Subscription Agreement

present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Realty Mogul Parties (or persons claiming through or connected with the Realty Mogul Parties), on the other hand, relating to or arising out of this Agreement, any Common Share, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section 15.5 below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement.  Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise.  Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise.  The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

15.2.    The party initiating arbitration shall do so with the American Arbitration Association or the Judicial Arbitration and Mediation Services.  The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law.  In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

15.3.    If a Realty Mogul Party elects arbitration, that Realty Mogul Party shall pay the administrator’s filing costs and administrative fees (other than hearing fees).  If Subscriber elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules.  The Realty Mogul Party shall pay the administrator’s hearing fees for one full day of arbitration hearings.  Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or Subscriber requests that a Realty Mogul Party pay them and that Realty Mogul Party agrees to do so.  Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law.  If a statute gives Subscriber the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

15.4.    Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator.  In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal.  The panel will reconsider de novo all aspects of the initial award that are appealed.  Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding.  Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

15.5.    The Realty Mogul Parties agree not to invoke their right to arbitrate an individual Claim that Subscriber may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS,

Subscription Agreement

REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

15.6.    Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction.  Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party.  No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this Section 15.5 and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable.  Any challenge to the validity of this Section 15.5 shall be determined exclusively by a court and not by the administrator or any arbitrator.

15.7.    This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA.  The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations.  The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision.  The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court.  The arbitrator shall take steps to reasonably protect confidential information.

15.8.    This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party.  If any portion of this Arbitration Provision other than Section 15.5 is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force.  If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in Section 15.5 are finally adjudicated pursuant to the last sentence of Section 15.5 to be unenforceable, then no arbitration shall be had.  In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

15.9.    THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION.  THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY.  THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATED THERETO.

16.    Power of Attorney.

Subscription Agreement

16.1.    The Subscriber hereby appoints the Manager as the Subscriber’s true and lawful representative and attorney-in-fact, in the Subscriber’s name, place and stead to make, execute, sign, acknowledge and swear to:

16.1.1.  the Company’s Operating Agreement and any duly adopted amendments;

16.1.2.  any and all instruments, certificates and other documents that may be deemed necessary or desirable to effect the winding-up and termination of the Company (including a Certificate of Cancellation of the Certificate of Formation); and

16.1.3.  any business certificate, fictitious name certificate, related amendment or other instrument or document of any kind necessary or desirable to accomplish the Company’s business, purpose and objectives or required by any applicable U.S., state, local or other law.

16.2.    This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. The Subscriber hereby waives any and all defenses that may be available to contest, negate or disaffirm the actions of the Manager taken in good faith under or in reliance upon this power of attorney.

17.    Additional Information and Subsequent Changes in the Foregoing Representations, Warranties and Covenants.

17.1.    The Subscriber agrees to provide any additional documentation the Company, the Manager or the Administrator may reasonably request, including documentation as may be required by the Company, the Manager or the Administrator to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Securities Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

17.2.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

17.3.    The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

17.4.    The Subscriber acknowledges and agrees that it will provide additional information or take such other actions as may be necessary or advisable for the Realty Mogul Parties (in the sole and absolute judgment of such party or parties) or the Administrator (in its sole and absolute discretion) to comply with any disclosure and compliance policies, related legal process or appropriate requests (whether formal or informal), tax reporting and/or withholding requirements or otherwise.

18.    Miscellaneous Provisions.

Subscription Agreement

18.1.    Governing Law; Consent to Jurisdiction; Venue and Service of Process.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware.  To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Agreement may, but need not, be resolved, whether by arbitration or otherwise, within the State of California.  Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of California.  The Subscriber agrees and consents that service of process as provided by U.S. federal and Delaware law may be made upon the Subscriber in any such Action brought in any of said courts, and may not claim that any such suit, action or proceeding has been brought in an inconvenient forum.

18.2.    E-Mail Communications.  All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by e-mail to such address provided by the Subscriber via the Site.  Unless otherwise specified in this Agreement, Subscriber shall send all notices or other communications required to be given hereunder to the Company or the Manager via e-mail at MogulReitI@realtymogul.com.  Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery).  As used in this Section 18.2, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

18.3.    Assignability.  This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of the Manager.  Any such assignment, transfer or delegation in violation of this Section 18.3 shall be null and void.

18.4.    Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law.  Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

18.5.    Reimbursement of Costs Related to an Action.  In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

18.6.    Entire Agreement.  This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Common Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein.  This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

Subscription Agreement

18.7.    Third-Party Beneficiaries. The parties hereby designate the Administrator as a third-party beneficiary of Sections 5.1, 5.2, 8, 11.1, 17.1 and 17.4 of this Agreement. The parties acknowledge that there are no other third-party beneficiaries of this Agreement, except for any affiliates of the Company that may be involved in the issuance or servicing of Common Shares on the Site, which the parties expressly agree shall be third-party beneficiaries hereof.

18.8.    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page to Follow]

Subscription Agreement

IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone

Email:

Purchase Price

AGREED AND ACCEPTED BY

THE COMPANY:

MogulREIT I, LLC

By: RM Adviser, LLC
Its: Manager

By:
Jilliene Helman
Chief Executive Officer

RM Adviser, LLC

c/o Realty Mogul, Co.

10780 Santa Monica Blvd., Suite #140

Los Angeles, CA 90025

(877) 781-7153

MogulReitI@realtymogul.com

Privacy Policy

Updated August       , 2016

The website (“Site”) for RM Technologies, LLC (“Realty Mogul,” “we,” or “us”), was created to provide information about our company, including our investment services, lending services and joint venture opportunities (together with the Site, the “Services”).  We value the privacy of our Service visitors (“you,” “your,” or “user”), and in order to protect your personal information, we have implemented the following Privacy Policy with provisions that apply to the collection of data by Realty Mogul, its subsidiaries, and its affiliates.  If you have questions or concerns regarding this statement, you should first contact us at info@realtymogul.com.

Our Privacy Policy discloses the type and nature of information we collect and how we use it, as well as the choices you can make about the way your information is collected and used.  We also explain how any requests for personal or personally identifiable information will be used.  Finally, we present our security policy, which outlines how your personal information is protected.

Information We Collect

Realty Mogul collects personal and financial information from you when you visit the Site.  The majority of information is collected during the registration and/or application process and, while some items are optional, most are required for legal or security purposes.  You may choose to provide additional information during subsequent visits to the Site, but keep in mind that some of this information will be required if you wish to partake in the Services.

In general, the type of information we collect includes, but is not limited to:

•        Personal data required to verify your identity;

•        Personal and financial data necessary to assess your eligibility to utilize the Services on the Realty Mogul platform; and

•        non-identifiable and aggregated personal data pertaining to your Site visits that help us maintain the appropriate features, functionality and user experience

Personal Data

Investor registration and lending applications will require you to provide basic personal data.  Such information typically includes your name, email address, home address and phone number, date of birth, social security number and/or tax identification number, employer and job title.  Realty Mogul uses this data to:  (i) enable you to log in to the Site; (ii) establish your ability to view offering materials and to make investments through the Site (for U.S. residents, such ability is restricted to “accredited investors” with a certain level of annual income or net worth); (iii) determine your credibility to partake in lending opportunities;

(iv) verify that you are at least 18 years of age; (v) guard against potential fraud; (vi) contact you if there is a problem with your account; and (vii) maintain regular communications with you as may be necessary to inform you of upcoming investment opportunities and other company updates.

Realty Mogul will also gather the names and email addresses of users who contact us through the Site with questions about our company or lending platform. We collect this information for the sole purpose of responding to such inquiries and do not store the contact information unless requested to do so, as in the case of job applicants who submit resumes.

Financial Data (for Investors)

When you subscribe to make an investment in one of our offerings on the platform, you will again be asked for your personal data.  You will also be required to provide financial data, such as your bank routing number and bank account number, to enable us or our broker-dealer partners to utilize your bank account to originate funds transfers and make subsequent investment disbursements to you.

Financial Data (for Borrowers)

You will be asked to provide and disclose financial data when filling out an application to partake in lending services.  Such information may be shared with third parties.  See “How and When Your Information Is Shared With Other Parties” for more details.

Non-Identifiable Data and Aggregated Personal Data

Regardless of whether you register for an account or submit an application, Realty Mogul may send one or more “cookies” to your computer.  Cookies are small text files placed on your web browser when you visit our Site that store information on your computer, such as your Site preferences.  We use cookies when you sign in to keep track of your personal session, including some account identifiers to ensure that you are the only person making changes to your account.  We also use cookies to track your activity on the Site as a unique person.  For security purposes, all of this information is stored in encrypted form.  No personal information about you is stored.

You can set your web browser to inform you when cookies are set, or to prevent cookies from being set altogether.  Please note, however, that if you decline to use cookies, you may experience reduced functionality and slower site response times.  In some instances, declining to use our authentication-related cookies may prevent you from using the website entirely.

Realty Mogul (or our service providers, such as Google Analytics) may also collect web surfing data related to your use of the Site.  Such information may include: your Internet Protocol (IP) address, browser type, and internet service provider (ISP); your operating system; which of our web pages you access and how frequently you access them; referral or exit pages; click stream data; and the dates and times that you visit the Site.  This data may be collected using cookies, web beacons, page tags or similar tools.  As with cookies, the web surfing information is anonymous, “click stream” transactional data that is not associated with any users as individuals.

Web surfing data and similar information may be aggregated for administrative purposes.  Realty Mogul may, for example, use this aggregated information in the administration of the Site to improve its usability and to evaluate the success of particular marketing and advertising campaigns, search engine optimization strategies, and other marketing activities.  We also use it to help optimize the Site based on the needs of our users.

How and When Your Information Is Shared With Other Parties

Realty Mogul does not sell or rent personal information about its users for marketing purposes.  We do, however, work with a number of trusted partners who perform vital functions as part of our operations.

Sharing of Investor Information

North Capital Private Securities Corp.(“North Capital” or “NCPS”), a Delaware corporation, is a securities broker-dealer registered with the U.S. Securities and Exchange Commission and a member of FINRA and SIPC.  North Capital is a provider of execution and other brokerage services related to our securities transactions, and certain individual personnel of Realty Mogul are registered representatives of North Capital.  North Capital is headquartered at 623 E Fort Union Boulevard, Suite 101, Salt Lake City, UT  84047.  Tel:  (415) 315-9916  (https://www.norcapsecurities.com/).

Because North Capital will perform services related to the offering, transaction, and settlement of our securities transactions, your personal information will be shared with North Capital and will be subject to its Privacy Policy and Regulation S-P.  In addition to sharing your information with North Capital, we will also notify the party or parties offering (or issuing) the investment of your interest, and may notify other users in the event that you have chosen to share such information.  North Capital also utilizes Kingdom Trust Company, a South Dakota Trust company, for escrow services with respect to such certain equity transactions.  Since we do not have direct control over the policies and practices of either North Capital or Kingdom Trust, we are not responsible for their privacy policies or practices or contents of their websites.

Sharing of Borrower Information

If you are a potential borrower, then as part of the loan application process, we may verify information contained in the loan application and in other documents required in connection with the loan, either before the loan is closed or as part of our quality control program.  Your information may also be shared with any investor to whom we may sell your loan; any investor to whom we may issue, sell, or resell Borrower Payment Dependent Notes (“Notes”) associated with your loan; and to any loan guaranty insurer.  Such data may include, but is not limited to, employment history and income; bank, money market, and similar account balances; credit score and credit history; copies of income tax returns; and consumer report information.  Such data may be provided to users of the platform to aid in their decision to commit funds.

Additional Sharing of Both Investor & Borrower Information

Realty Mogul also works with (among others) providers of hosting services for the Site, electronic signature providers, and electronic payment service providers.  We may engage third parties to help us carry out certain other internal functions such as account processing, client services, or other data collection relevant to our business.  Examples of third parties might include those that perform data processing, reporting, tax documentation, custody or escrow services.  Information is shared with these third parties only to the extent necessary for us to process the transactions you initiate or perform other specific services, like collections.  Our partners are legally required to keep your information private and secure.

We may share your information with law enforcement or other government agencies as required by law or for the purposes of limiting fraud. We reserve the right to disclose your personally identifiable information when we believe that disclosure is necessary to protect our rights or to comply with a judicial proceeding, court order or legal process. We further reserve the right to disclose any of your personal information that we believe, in good faith, appropriate or necessary to take precautions against liability, to investigate and defend against any third party claims or allegations, to assist government enforcement agencies, to protect the security or integrity of the Site or our services, or to protect the rights, property or personal safety of Realty Mogul, its users, issuers, or others.

Notifications and Communications from Our Site

Realty Mogul will send you email notifications from time to time.  Some notifications are required elements of your transactions on our platform, such as confirmations of particular actions you have taken.  These mandatory notices are sent typically to notify you of a change in status.  For example, you will receive a notice when you are confirmed as an investor.

We also send out notices that are required for legal or security purposes.  For example, certain notifications are sent for your own protection to ensure that another person cannot make a change to your account without your knowledge.  In other cases, these notifications involve changes to various legal agreements or Site policies.  Generally, you may not opt out of such service-related emails.

When you register as an investor, you will receive emails that confirm specific actions you requested.  These will include emails to which you must respond to complete your registration and notifications confirming your registration.  Thereafter, you will receive emails when a new investment opportunity is offered, as well as updates concerning the progress of the funding of such offering and/or other relevant information.  If you make an investment through the Site, Realty Mogul or North Capital will also send you confirmations of the investment as well as occasional updates as to the status of that investment and the timing of distributions relating to that investment.

We may also send you responses to emails you send us, if appropriate.  From time to time, we will also send user surveys, requests for user feedback regarding user experience and Site operations, or marketing offers from us or from us on behalf of our marketing partners.  Completing these surveys, answering requests for feedback, or accepting any offer is strictly voluntary. If you do not wish to receive these surveys, user feedback emails, and/or marketing offers, please opt out in any offer email you receive from us.

Where You Can View and Correct Your Information

We urge you to review your information regularly to ensure that it is correct and complete. If you believe that any of your information is incorrect, or if you have any questions regarding this Privacy Policy, please contact us at info@realtymogul.com.

Links to Other Sites

If you follow any links that direct you away from the Site, this privacy policy will not apply to your activity on the other websites you visit. We do not control the privacy policies or the privacy practices of any third parties.

International Users

The Site may be accessed by users located outside the United States.  If you choose to use the Service from the European Union or other regions of the world with laws governing data collection and use that may differ from U.S. law, then please note that you are transferring your personal information outside of those regions to the United States, and that by providing your personal information on or through the Site then you consent to that transfer.

Security Policy

Access Limitations

We limit access to the personal information we have about you to those employees who have a legitimate business need to access such information.  In keeping with industry standards and practices, we maintain appropriate physical, electronic and procedural safeguards and controls to protect your information.  The Site is built upon a secure infrastructure with multiple layers of protection, and we use industry-standard encryption technologies to safeguard your information.

Users are required to identify and authenticate themselves prior to accessing sensitive portions of the Site.  Generally, identification and authentication take place through the use of your username and a password and/or while logging in with one of our technical support staff.

Notifications of Security Systems Breach

If we learn of a security systems breach, then we may attempt to notify you electronically so that you can take appropriate protective steps.  We may also post a notice on or through the Site in the event of a security breach.  Depending on where you live, you may have a legal right to receive notice of a security breach in writing.

Take Precautionary Measures

You can take several precautions to protect the security of your computer and personal information.  For instance, you can use a well-chosen password and restrict access to your email account.  You can also install and regularly update antivirus and firewall software to protect your computer from external attacks by malicious users.  When you are finished with a session on the Site, be sure that you log out and close the browser window.

You should also be aware of fraudulent attempts to gain access to your account information through “phishing,” whereby scammers try to bring unsuspecting people to a website by using a genuine-looking email purporting to be from a legitimate company. Sometimes, either in the email itself or on this fake site, scammers will ask for login information to gain access to people’s accounts and withdraw their money.

Realty Mogul will never send you an email asking you for your login information.  In general, you can protect yourself against phishing by never providing personal or login information via a link contained in an email; instead, go the website directly.  You might also make it a habit to check the URL of a website to be sure that it begins with the correct domain.  In the case of Realty Mogul, you should always ensure the URL begins with https://realtymogul.com or https://www.realtymogul.com.

Terms of Service

Updated August      , 2016

Welcome to Realty Mogul’s technology platform.  The Realty Mogul service and network (collectively, the “Service”) are operated by RM Technologies, LLC, a California limited liability company (the “Company,” “we,” or “us”), which is wholly owned by Realty Mogul, Co. (together with its affiliates, “Realty Mogul”).  By accessing or using our web site at www.realtymogul.com, including any subdomain thereof (the “Site”), you (the “User”) signify that you have read, understand and agree to be bound by these terms of service (“Terms of Service”), regardless of whether you are a registered member of the Service.

We are a technology platform that permits Accredited Investors (as defined below) and certain other persons to independently connect with issuers of securities relating to real estate investments.  These Terms of Service govern your access and use of the Site and all content, services and/or products provided through the Site (collectively, the “Service”).  Please read these Terms of Service carefully before using the Service on the Site.  If you violate any of these Terms of Service (which include by reference Realty Mogul’s Privacy Policy), or otherwise violate an agreement between you and us, the Company may terminate your membership, delete your profile and any content or information that you have posted on the Site and/or prohibit you from using or accessing the Service or the Site (or any portion, aspect or feature of the Service or the Site), at any time in its sole discretion, with or without notice.

In addition to these Terms of Service, you may enter into other agreements with us or others that will govern your use of the Service or related services offered by us or others.  If there is any contradiction between these Terms of Service and another agreement you enter into applicable to specific aspects of the Service, the other agreement shall take precedence in relation to the specific aspects of the Service to which it applies.  As used herein, “Users” means anyone who accesses and/or uses the Site.

Changes to these Terms of Service

We may make changes to these Terms of Service from time to time. If we do this, we will post the changed Terms of Service on the Site and will indicate at the top of this page the date the Terms of Service were last revised.  You understand and agree that your continued use of the Service or the Site after we have made any such changes constitutes your acceptance of the new Terms of Service.

Eligibility

This Site is intended solely for Users who are eighteen (18) years of age or older, and any registration by, use of or access to the Site by anyone under 18 is unauthorized, unlicensed and in violation of these Terms of Service.  By using the Service or the Site, you represent and warrant that you are 18 or older and that you agree to and abide by all of the terms and conditions of these Terms of Service.  If you violate any of these Terms of Use, or otherwise violate an agreement between you and us, or for any other reason, the Company may terminate your membership, delete your profile and any content or information that you have posted on the Site and/or prohibit you from using or accessing the Service or the Site (or any portion, aspect or feature of the Service or the Site), at any time in its sole discretion, with or without notice, including without limitation if it believes that you are under 18.  You agree that the Company will not be liable to you or any third party for any termination of your membership.

The portion of our Service (and certain pages of the Site) that relate to the viewing of actual investment opportunities or to making investments in the securities offered therein are available only to certain qualified, registered and authorized users.  Such portions of our Service and the Site may thus not be available in all jurisdictions or to all Users.

Only “accredited investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), with a valid User ID and password, are authorized to access such services and web pages relating to offerings conducted under Regulation D of the Securities Act (such persons being (“Accredited Investors”)).  In general, to qualify as an Accredited Investor, individuals must have a net worth of more than $1 million (excluding their primary residence), or gross income for each of the last two years of at least $200,000 ($300,000 jointly with their spouse) with the expectation of a similarly qualifying income during the current year.  In some cases, you may be required to provide supporting documents to issuers that provide proof that you are an Accredited Investor.  Such authorization may require completion of an Accredited Investor questionnaire and satisfactory background information screening.  Your failure to provide any information and documentation requested to confirm your status as an Accredited Investor will be cause for Realty Mogul to immediately discontinue your use of the Service by preventing your access to the Website and the Service.  Persons who are resident outside of the United States are allowed access to such investment opportunities only if such access does not violate the laws of their country of residence.  Our services (and certain pages of the Site) that relate to the viewing of actual investment opportunities or to making investments in the securities offered therein may not be used by any person or entity in any jurisdiction where the provision or use thereof would be contrary to applicable laws, rules or regulations of any governmental authority or where Realty Mogul or North Capital is not authorized to provide such information or services.

“Tier II” Investment opportunities registered pursuant to Regulation A of the Securities Act, including real estate investment trusts and other funds sponsored by one of our affiliates, are offered only to “qualified purchasers” as defined in Regulation A.  “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Securities Offerings

Private placements of securities offered on the Website have not been registered under the Securities Act of 1933, in reliance on the exemptive provisions of Section 4(2) of the Securities Act and Regulation D and Rule 506, and/or Regulation S, promulgated thereunder.  Securities sold through private placements are restricted and not publicly traded, and are therefore illiquid.  Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory authority has approved, passed upon or endorsed the merits of any offering on this Website.

Certain equity securities offered through the platform are offered through North Capital Private Securities Corp., a Delaware corporation (“North Capital”), which is a securities broker/dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA and SIPC.  Individual personnel of Realty Mogul are registered representatives of North Capital.  North Capital has developed a business continuity plan on how they will respond to events that significantly disrupt business.  North Capital is headquartered at 623 E Fort Union Boulevard, Suite 101, Salt Lake City, UT  84047.  Tel:  (415) 315-9916  (http://www.norcapsecurities.com).

Opportunities offered in Tier II investment opportunities are also offered through our affiliate Mogul Securities, LLC (“Mogul Securities”), which is also a securities broker/dealer registered with the SEC and a member of FINRA and SIPC.  Individual personnel of Realty Mogul are registered representatives of Mogul Securities.  Mogul Securities has developed a business continuity plan regarding how it will respond to events that significantly disrupt business.

Our affiliate RM Adviser, LLC (“RM Adviser”), manages the funds we offer and sponsors the “Investment Calculator” provided through our platform.  RM Adviser is registered with the SEC as an investment adviser.  Only users of the platform who use the investment calculator (and not investors in our funds, or purchasers of any other investment opportunity we sponsor) are clients of RM Adviser.

Investment overviews on the Site contain summaries of the purpose and principal business terms of the investment opportunities.  Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the investor document package relating to such investment opportunity.  With the exception of certain allocation recommendations made through the Investment Calculator, as described in the portion of the platform dedicated to the Investment Calculator, the information contained in the Website has been prepared by Realty Mogul without reference to any particular user’s investment requirements or financial situation, and potential investors are encouraged to consult with professional tax, legal and financial advisors before making any investment.

You may not become a beneficial owner of 20% or more of any issuer’s outstanding voting equity securities (an “Issuer Covered Person”) without becoming subject to certain “bad actor” disqualifying events described in Rule 506(d) (a “Disqualifying Event”).  You represent that you are not subject to a Disqualifying Event and that you will promptly notify Realty Mogul in writing should any Disqualifying Events be applicable to you.  Realty Mogul is not liable or responsible for making Rule 506(e) disclosures, nor for determining whether any Issuer Covered Person is subject to a Disqualifying Event.

Prohibited Conduct (Including Non-Circumvention Restriction)

By using the Site, you agree that Realty Mogul has expended significant time and effort developing its base of sponsoring real estate operating companies and borrowers, and in view thereof you agree that, for a period through and until two (2) years following any termination of your account, you may not solicit, initiate, encourage, or engage in discussions or negotiations with any sponsoring real estate operating company or other third party introduced to you by Realty Mogul, or from whom you otherwise find out about the party and/or the project, without the express written permission of Realty Mogul or such other relevant party.  This provision shall survive any termination of these Terms of Service.

Our Site contains confidential information (“Confidential Information”), much of which pertains to the investments listed on our platform.  Confidential Information includes all technical and non-technical data.  You agree that all Confidential Information will be kept in confidence and that you will only use the Confidential Information for the purposes for which it was disclosed.  To the extent applicable, you will not modify, reverse engineer, decompile, create other works from, or disassemble any such Confidential Information unless otherwise specified in writing by the disclosing party.  These restrictions will not apply to Confidential Information to the extent it (a) was in the public domain at the time of disclosure; (b) became publically available after disclosure without breach of this agreement; (c) was lawfully received from a third party without such restrictions; (d) was known to you without such restrictions prior to your access to it via our Site; (e) was independently developed by you without breach of this agreement; (f) was generally made available to third parties by Realty Mogul without such restriction; or (g) is required by applicable law.

You agree to use the Site and Service only for purposes that are legal, proper and in accordance with these Terms and any applicable law, rules or regulations.  You may not:

•   use the Service in any manner that could damage, disable, overburden, or impair the Service, or interfere with any other party’s use and enjoyment of the Service;

•   attempt to gain unauthorized access to the Site, the Service, or the computer systems or networks connected to the Service through hacking, password mining or any other means;

•   create user accounts by automated means or under false or fraudulent pretenses;

•   utilize any data provided on the Site (including third-party provided data) for purposes other than evaluating listed investment opportunities;

•   transmit any viruses, worms, defects, Trojan horses, or any items of a destructive nature;

•   defame, abuse, harass, stalk, threaten or otherwise violate the legal rights (such as rights of privacy and publicity) of others;

•   upload, post, email or transmit, or otherwise make available through the Service any inappropriate, defamatory, infringing, obscene, or unlawful content;

•   upload, post, email or transmit, or otherwise make available through the Service any content that infringes any patent, trademark, copyright, trade secret or other proprietary right of any party, unless you are the owner of such rights or have the permission of the owner to post such content;

•   upload, post, email or transmit, or otherwise make available through the Service any materials that promote pyramid schemes, chain letters or disruptive commercial messages or advertisements, or anything else prohibited by law;

•   run Maillist, Listserv, or any form of auto-responder or “spam” on the Service;

•   use manual or automated software, devices, or other processes to “crawl” or “spider” any page of the Site, including to engage in the practices of “screen scraping,” “database scraping” or any other activity with the purpose of obtaining content or other information;

•   interfere or attempt to interfere with the proper working of the Service or any activities conducted on the Service, including to utilize framing techniques to enclose any Content or other proprietary information, place pop-up windows over the Site’s pages, or otherwise affect the display of the Site’s pages;

•   download any file posted by another user that you know, or reasonably should know, cannot be legally distributed in such manner;

•   impersonate another person or entity, or falsify or delete any author attributions, legal or other proper notices or proprietary designations or labels of the origin or source of any materials;

•   remove any copyright, trademark or other proprietary rights notices contained in or on the Service;

•   use any robot, spider, site search/retrieval application, or other device to retrieve or index any portion of the Service or collect information about its Users for any unauthorized purpose;

•   submit content that falsely expresses or implies that such content is sponsored or endorsed by Realty Mogul, any of its affiliates or any third parties;

•   use the Service for any illegal or unauthorized purpose (including, without limitation, in violation of any United States federal and state securities or blue sky laws or regulations, securities exchange or self-regulatory organization’s rules or regulations, or equivalent laws or regulations in foreign jurisdictions);

•   promote or provide instructional information about illegal activities or promote physical harm or injury against any group or individual;

•   share or disclose with anyone any information obtained through the Service about any investment offerings; or

•   use the Service for any commercial purpose whatsoever other than for your personal use, including (without limitation) soliciting other users for investments of any kind, offering or selling any products or services of any kind, and making investment recommendations to other users.

Registration Data; Account Security

In consideration of your use of the Site, you agree to (a) provide accurate, current and complete information about you as may be prompted by any registration forms on the Site (“Registration Data”); (b) maintain the security of your password and identification; (c) maintain and promptly update the Registration Data, and any other information you provide to us, to keep it accurate, current and complete; and (d) be fully responsible for all use of your account and for any actions that take place using your account.  You agree to (a) immediately notify Company of any unauthorized use of your password or account or any other breach of security, and (b) ensure that you exit from your account at the end of each session when accessing the service.  Company will not be liable for any loss or damage arising from your failure to comply with this Section.

Proprietary Rights in Site Content; Limited License

All content on the Site, including but not limited to designs, text, graphics, pictures, video, information, software, music, sound and other files, and their selection and arrangement (the “Site Content”), are our proprietary property with all rights reserved. No Site Content may be modified, copied, distributed, framed, reproduced, republished, downloaded, displayed, posted, transmitted, or sold in any form or by any means, in whole or in part, without our prior written permission, except that, if you are eligible for use of the Site, you are granted a limited license to access and use the Site and to download or print a copy of any portion of the Site Content solely for your personal use, provided that you keep such portions confidential and all copyright or other proprietary notices intact.  You may not republish Site Content on any internet, intranet or extranet site or incorporate the information in any other database or compilation, and any other use of the Site Content is strictly prohibited.  Any use of the Site or the Site Content other than as specifically authorized herein, without the prior written permission of the Company, is strictly prohibited and will terminate the license granted herein.  Such unauthorized use may also violate applicable laws including without limitation copyright and trademark laws and applicable communications regulations and statutes.  Unless explicitly stated herein, nothing in these Terms of Service shall be construed as conferring any license to intellectual property rights, whether by estoppel, implication or otherwise. This license is revocable by us at any time without notice and with or without cause.

Linked Sites

The Website may contain links to third party websites (“Linked Sites”). These links are provided only as a convenience. The inclusion of any link is not, and shall not be construed to imply, an affiliation, sponsorship, endorsement, approval, investigation, verification or monitoring by Realty Mogul of any information, materials, products, or services contained in or accessible through any Linked Site.  In no event shall Realty Mogul be responsible for the information contained on any Linked Site or your use of or inability to use any Linked Site.  Access and use of linked sites, including the information, material, products, and services on linked sites or available through linked sites, is solely at your own risk.  Your access and use of the Linked Sites are governed by the terms of use and privacy policies of such Linked Sites, and we encourage you to carefully review all such terms and policies.

User Content

The Service may allow you and other users to submit, post, transmit and share content with other Users.  You are solely responsible for any such content (which may include photos, profiles, messages, notes, text, information, music, video, contact information for you or others, advertisements or other content) that you upload, publish, provide or display (hereinafter, “post”) on or through the Service or the Site, or transmit to or share with other Users (collectively, the “User Content”).  It is against the Terms of Use to contact sponsoring real estate operating companies or borrowers directly or to attempt to enter into any transactions with such persons or entities outside of the Service.  You understand and agree that the Company may, but is not obligated to, review and delete or remove (without notice) any User Content in its sole discretion, including without limitation, User Content that in the sole judgment of the Company violates these Terms of Use, might be offensive or illegal, or might violate the rights of, harm, or threaten the safety of, Users or others.

By posting User Content to any part of the Site, you automatically grant, and you represent and warrant that you have the right to grant, to the Company an irrevocable, perpetual, non-exclusive, transferable, fully paid, worldwide license (with the right to sublicense) to use, copy, publicly perform, publicly display, reformat, translate, excerpt (in whole or in part) and distribute such User Content for any purpose on or in connection with the Site or the promotion thereof, to prepare derivative works of, or incorporate into other works, such User Content, and to grant and authorize sublicenses of the foregoing.  You may remove your User Content from the Site at any time.  If you choose to remove your User Content, the license granted above will not expire.

You may review personal information (including credit data) posted by other Users on the Site, but you are not authorized to disclose or otherwise use such information for any purpose other than assessing the creditworthiness of other Users.

You acknowledge and agree that the Company may preserve content and may also disclose content if required to do so by law or in the good faith belief that such preservation or disclosure is reasonably necessary to: (a) comply with legal process, applicable laws or government requests; (b) enforce these Terms of Use; (c) respond to claims that any content violates the rights of third parties; or (d) protect the rights, property, or personal safety of the Company, its Users and the public.  You understand that the technical processing and transmission of the Service, including your content, may involve (a) transmissions over various networks; and (b) changes to conform and adapt to technical requirements of connecting networks or devices.

Copyright Complaints

If you believe that any material on the Site infringes upon any copyright which you own or control, you may send a written notification of such infringement to our Designated Agent as set forth below:

Name of Agent Designated to Receive Notification of Claimed Infringement: Attn: General Counsel

Full Address of Designated Agent to Which Notification should be Sent: 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA  90025

Telephone Number of Designated Agent: (310) 907-7129

E-Mail Address of Designated Agent: info@realtymogul.com

To meet the notice requirements under the Digital Millennium Copyright Act (“DMCA”), the notification must be a written communication that includes the following: (i) a physical or electronic signature of a person authorized to act on behalf of the owner of an exclusive right that is allegedly infringed; (ii) identification of the copyrighted work claimed to have been infringed, or, if multiple copyrighted works at a single online site are covered by a single notification, a representative list of such works at that site; (iii) identification of the material that is claimed to be infringing or to be the subject of infringing activity and that is to be removed or access to which is to be disabled, and information reasonably sufficient to permit us to locate the material; (iv) information reasonably sufficient to permit us to contact the complaining party, such as an address, telephone number and, if available, an electronic mail address at which the complaining party may be contacted; (v) a statement that the complaining party has a good-faith belief that use of the material in the manner complained of is not authorized by the copyright owner, its agent or the law; and (vi) a statement that the information in the notification is accurate, and under penalty of perjury, that the complaining party is authorized to act on behalf of the owner of an exclusive right that is allegedly infringed.

In accordance with the Digital Millennium Copyright Act and other applicable law, we have adopted a policy of terminating, in appropriate circumstances and at our sole discretion, the registrations of Users who are deemed to be repeat infringers.  We may also, at our sole discretion, limit access to the Site and/or terminate the registrations of any Users who infringe any intellectual property rights of others, whether or not there is any repeat infringement.

Consent to Electronic Transactions and Disclosures

Because Realty Mogul operates largely on the Internet, it is necessary for you to consent to transact business with us online and electronically. Before you decide to do business electronically with Realty Mogul and North Capital, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, such as Internet Explorer 5.0 or above and Netscape Navigator 6.0 or above, or the equivalent software; and hardware capable of running this software.

Realty Mogul and North Capital generally receive all payments, and make all disbursements, through electronic funds transfers (ACH transfers) using the bank (or other financial institution) account information you provide to us. You authorize such bank or other financial account to pay any amounts described herein, and authorize Realty Mogul or North Capital to make any and all investment disbursements, to such account. You agree to provide Realty Mogul updated information regarding your bank or other account upon Realty Mogul’s request and at any time that the information earlier provided is no longer valid.

As part of doing business with Realty Mogul and North Capital, you must also consent to our giving you certain disclosures electronically, either via our Site or to the email address you provide to us. By agreeing to the Terms of Service, you agree to receive electronically all documents, communications, notices, contracts, and agreements, including any IRS Form 1099 or other tax forms, schedules or information statements, arising from or relating to your registration as an investor on our Site, any investments you may make, your use of this Service, and the servicing of any investment you may make (each, a “Disclosure”), from Realty Mogul, North Capital, or any service provider either of us may use. An IRS Form 1099 refers to any Form 1099 or other Form, Schedule or information statement, including corrections of such documents, required to be provided pursuant to the U.S. Internal Revenue Service rules and regulations and that may be provided electronically (each, an “IRS Form 1099”). The decision to do business with Realty Mogul and North Capital electronically is yours. This document informs you of your rights concerning Disclosures.

Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate, whether between you and Realty Mogul or between you and North Capital. Your consent will remain in effect for so long as you are a User and, if you are no longer a User, will continue until such a time as all Disclosures relevant to transactions that occurred while you were a User have been made.

You may not withdraw such consent as long as you have outstanding any investments made through the Site.  If you have no outstanding investments made through the site and wish to withdraw consent to doing business electronically, we will terminate your registered user account with us.

You also expressly consent to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from us, our affiliates, marketing partners, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers). Your cellular or mobile telephone provider will charge you according to the type of plan you carry.

If you are accessing our site and the Disclosures electronically via a mobile device (such as a smart phone, tablet, and the like), in addition to the above requirements you must make sure that you have software on your mobile device that allows you to print and save the Disclosures presented to you during the application process. These applications can be found for most mobile devices in the device’s respective “app store”.  If you do not have these capabilities on your mobile device, please access our site through a device that provides these capabilities.

Updates.  You must keep us informed of any change in your e-mail address, your home mailing address, or your telephone number so that we can maintain communications with you about your authorization as a registered User and so that you can continue to receive all Disclosures in a timely fashion.  You can contact us by e-mail at info@realtymogul.com or by calling us at 310-907-7129. You may also reach us in writing to us at the following address: Realty Mogul, Co., 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA 90025.

User Disputes

You are solely responsible for your interactions with other Users. We reserve the right, but have no obligation, to monitor disputes between you and other Users.

Privacy

Please review the Site’s Privacy Policy.  By using the Site or the Service, you are consenting to have your personal data transferred to and processed in the United States.

Disclaimers

YOUR USE OF THE SERVICE IS AT YOUR SOLE RISK.  THE SERVICE IS PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS.  COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

The Company does not guarantee the accuracy of any User Content or Third Party Content. Although we provide rules for User conduct and postings, we do not control and are not responsible for what Users post on the Site and are not responsible for any offensive, inappropriate, obscene, unlawful or otherwise objectionable content you may encounter on the Site or in connection with any User Content or Third Party Content. The Company is not responsible for the conduct, whether online or offline, of any User of the Site or Service. The Company cannot guarantee and does not promise any specific results (relating to investments or otherwise) from use of the Site and/or the Service.

The Site and the Service may be temporarily unavailable from time to time for maintenance or other reasons. The Company assumes no responsibility for any error, omission, interruption, deletion, defect, delay in operation or transmission, communications line failure, theft or destruction or unauthorized access to, or alteration of, User communications.  The Company is not responsible for any problems or technical malfunction of any telephone network or lines, computer online systems, servers or providers, computer equipment, software, failure of email or players on account of technical problems or traffic congestion on the Internet or on the Site or combination thereof, including injury or damage to Users or to any other person’s computer related to or resulting from participating or downloading materials in connection with the Web and/or in connection with the Service.  Under no circumstances will the Company be responsible for any loss or damage, including any loss or damage to any User Content or personal injury or death, resulting from anyone’s use of the Site or the Service, any User Content or Third Party Content posted on or through the Site or the Service or transmitted to Users, or any interactions between Users of the Site, whether online or offline.

The Company reserves the right to change any and all content contained in the Site and any Services offered through the Site at any time without notice.  Reference to any products, services, processes or other information, by trade name, trademark, manufacturer, supplier or otherwise does not constitute or imply endorsement, sponsorship or recommendation thereof, or any affiliation therewith, by the Company.

Limitation on Liability

EXCEPT IN JURISDICTIONS WHERE SUCH PROVISIONS ARE RESTRICTED AND EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, IN NO EVENT WILL REALTY MOGUL OR ITS DIRECTORS, OFFICERS, STOCKHOLDERS, PARTNERS, EMPLOYEES OR REPRESENTATIVES BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, INCLUDING FOR ANY LOST PROFITS OR LOST DATA ARISING FROM YOUR USE OF THE SITE OR THE SERVICE OR ANY OF THE SITE CONTENT OR OTHER MATERIALS ON OR ACCESSED THROUGH THE SITE, EVEN IF THE COMPANY IS AWARE OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAW OR OTHER LAWS, YOU SHALL BE LIMITED TO INJUNCTIVE RELIEF ONLY, AND SHALL NOT BE ENTITLED TO DAMAGES OF ANY KIND FROM ANY OF REALTY MOGUL OR ITS DIRECTORS, OFFICERS, STOCKHOLDERS, PARTNERS, EMPLOYEES OR REPRESENTATIVES, REGARDLESS OF THE CAUSE OF ACTION.

CERTAIN FEDERAL AND STATE LAWS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF CERTAIN DAMAGES OR LIMITATIONS ON IMPLIED WARRANTIES.  IF THESE LAWS APPLY TO YOU, SOME OR ALL OF THE ABOVE DISCLAIMERS, EXCLUSIONS OR LIMITATIONS MAY NOT APPLY TO YOU, AND YOU MAY HAVE ADDITIONAL RIGHTS.

Governing Law; Arbitration

By visiting or using the Site and/or the Service, you agree that the laws of the State of Delaware, without regard to any principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction, will govern these Terms of Service.  By agreeing to the Terms and using the Website and the Service, you agree to submit to personal jurisdiction in Delaware for all purposes, and you agree to waive, to maximum extent permitted by law, any right to a trial by jury for any matter.  Unless otherwise agreed in writing by you and us, any dispute arising out of or relating to the Terms, or any breach thereof, shall be finally resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, or such arbitration body as required by law, rule or regulation, and final judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The arbitration will be conducted in the English language before a single arbitrator in Delaware.  Such arbitration must be commenced within one (1) year after the claim or cause of action arises.  Notwithstanding the foregoing, either Realty Mogul or you may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

Indemnity

You agree to indemnify and hold the Company, its subsidiaries and affiliates, North

Capital, and each of their directors, officers, agents, contractors, employees and representatives, harmless from and against any loss, liability, claim, demand, damages, costs and expenses, including reasonable attorney’s fees, arising out of or in connection with your use of the Service or the Site, your conduct in connection with the Service or the Site or with other Users of the Service or the Site, or any violation of these Terms of Use or of any law or the rights of any third party, any of your User Content, and any Third Party Content you post or share on or through the Site. If you are a California resident, you waive California Civil Code Section 1542, which says: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” If you are a resident of another jurisdiction, you waive any comparable statute or doctrine.

Investor Members:  Securities Matters

Notwithstanding anything to the contrary in these Terms of Use, in no event shall anything in these Terms of Use be deemed to be a waiver, and we will not assert there has been a waiver, that would be permissible under Section 14 of the Securities Act of 1933, Section 29(a) of the Securities Exchange Act of 1934, or any other applicable provision of federal and state securities laws.

Submissions

You acknowledge and agree that any questions, comments, suggestions, ideas, feedback or other information about the Site or the Service (“Submissions”), provided by you to Company are non-confidential and shall become the sole property of Company.  Company shall own exclusive rights, including all intellectual property rights, and shall be entitled to the unrestricted use and dissemination of these Submissions for any purpose, commercial or otherwise, without acknowledgement or compensation to you.

Other

The failure of the Company to exercise or enforce any right or provision of these Terms of Service shall not constitute a waiver of such right or provision in that or any other instance. If any provision of these Terms of Service is held invalid, the remainder of these Terms of Service shall continue in full force and effect. If any provision of these Terms of Service shall be deemed unlawful, void or for any reason unenforceable, then that provision shall be deemed severable from these Terms of Service and shall not affect the validity and enforceability of any remaining provisions.

Questions

Please visit our FAQ page for more information; you may also contact us via email at info@realtymogul.com.